UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2018

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[  ]  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On July 10, 2018, The Bancorp Bank (“Bank”), a wholly-owned subsidiary of The Bancorp Inc. (“the Company”), executed an agreement to sell and transfer the fiduciary rights and obligations related to its Safe Harbor Individual Retirement Account (“SHIRA”) portfolio, totaling approximately $400 million, to Millennium Trust Company, LLC (“Buyer”).  In consideration for the sale and transfer, Buyer paid the Bank $65 million, $5 million of which will remain in escrow until October 10, 2019. The escrow was established as an adjunct to general representations and warranties. Because the $65 million represented consideration for the sale and transfer of the fiduciary rights and obligations which will be transferred thirty days after accountholder notice, the initial review of the transaction indicates that the $65 million will be recognized as a gain on sale in the third quarter of 2018. The Bank will continue to serve as the depository institution for the SHIRA portfolio until such time as Buyer directs otherwise. In the short term, the Company’s management believes that its interest expense will  increase and interest income on federal funds sold will  decrease as a result of the transfers.  In first quarter 2018 and for full year 2017, the Company earned $1.5 million and $5.9 million in service fees on related accounts.

The foregoing description of the sale and transfer of the Bank’s fiduciary rights and obligations related to the SHIRA portfolio does not purport to be complete and is qualified in its entirety by reference to the complete document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 7.01. Regulation FD Disclosure.

On July 10, 2018, the Company issued a press release announcing the sale and transfer of the Bank’s fiduciary rights and obligations related to the SHIRA portfolio. A copy of the press release is furnished herewith as Exhibit 99.1.

This information, including the exhibit hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "trend," "will," "continue," "expect," "intend," "anticipate," "estimate," "believe," "look forward" or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. Factors that can affect future results include, but are not limited to, those discussed under the heading "Risk Factors" and "Management's Discussion and Analysis of Financial Condition" in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new or changing information or events after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	10.1	Asset Purchase Agreement
	99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2018	The Bancorp, Inc.

By: /s/ Paul Frenkiel
Name: Paul Frenkiel
Title: Chief Financial Officer and Secretary